U.S. SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C.  20549

                      FORM 10

    General Form for Registration of Securities
        Pursuant to Section 12(b) or (g) of
        The Securities Exchange Act of 1934

                     USG1, INC.
           -----------------------------
(Exact name of registrant as specified in its charter)

Delaware                                          27-2288541
------------------                    ------------------------------
(State or Other Jurisdiction            (I.R.S. Employee
of Incorporation or Organization)        Identification No.)

                 1126 Madison 9517
           Fredericktown, Missouri 63645
 ------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:   573-561-4283

Securities to be Registered Under Section 12(b) of the Act:         None

Securities to be Registered Under Section 12(g) of the Act:   Common Stock
                                                          $.0001 Par Value
                                                           (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

 Large accelerated filer      Accelerated filer
 Non-accelerated filer        Smaller reporting company  X


ITEM 1.  BUSINESS.

     USG1, Inc. was incorporated on February 27, 2010 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. USG1 has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement.

     USG1 will attempt to locate and negotiate with a business entity for the combination of that target company with it. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     No assurances can be given that USG1 will be successful in locating or negotiating with any target company.

     USG1 has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

Aspects of a Reporting Company

     There are certain perceived benefits to being a reporting company.

     These are commonly thought to include the following:

      +    increased visibility in the financial community;
      +    compliance with a requirement for admission to quotation on the OTC Bulletin Board or
               on the Nasdaq Capital Market;
      +    the facilitation of borrowing from financial institutions;
      +    increased valuation;
      +    greater ease in raising capital;
      +    compensation of key employees through stock options for
which there may be a market valuation;
      +    enhanced corporate image.

     There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

      +    requirement for audited financial statements; required
publication of corporate information;
      +    required filings of periodic and episodic reports with the
Securities and  Exchange Commission;
      +    increased rules and regulations governing management,
corporate  activities and shareholder relations.

Comparison with Initial Public Offering

     Certain private companies may find a business combination more attractive than an initial public offering of their securities. Reasons for this may include the following:

      +    inability to obtain an underwriter;
      +    possible larger costs, fees and expenses of a public offering;
      +    possible delays in the public offering process;
      +    greater dilution of outstanding securities.

     Certain private companies may find a business combination less attractive than an initial public offering of their securities. Reasons for this may include the following:

      +    no investment capital raised through a business combination;
      +    no underwriter support of trading.

Potential Target Companies

     Business entities, if any, which may be interested in a combination with USG1 may include the following:

      +    a company for which a primary purpose of becoming public is the use  of its securities for the
               acquisition of assets or businesses;
      +    a company which is unable to find an underwriter of its
securities or is  unable to find an underwriter
               of securities on terms acceptable to it;
      +    a company which wishes to become public with less dilution of its  securities than would occur
               upon an underwriting;
      +    a company which believes that it will be able to obtain
investment capital on more favorable
               terms after it has become public;
      +    a foreign company which may wish an initial entry into the
United  States securities market;
      +    a special situation company, such as a company seeking a
public market  to satisfy redemption
               requirements under a qualified Employee Stock
               Option Plan;
      +    a company seeking one or more of the other perceived benefits of  becoming a public company.

     A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of USG1 and the substitution by the target company of its own management and board of directors.

     No assurances can be given that USG1 will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

     The proposed business activities described herein classify USG1 as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. USG1 will not make any efforts to cause a market to develop in its securities until such time as it has successfully implemented its business plan and is no longer classified as a blank check company.

     USG1 is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. USG1 will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of USG1. Since a principal benefit of a business combination with USG1 would normally be considered its status as a reporting company, it is anticipated that USG1 will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     Kimi Royer is the sole officer and director of USG1. USG1 has no employees nor are there any other persons than Ms. Royer who devote any of their time to its affairs. All references herein to management of USG1 are to Ms. Royer. The inability at any time of Ms. Royer to devote sufficient attention to USG1 could have a material adverse impact on its operations.

Glossary

"Blank check" company         As used herein, a "blank check" company is
                              a development stage company that has no
                              specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

Business combination          Normally a merger, stock-for-stock
                              or stock-for-assets exchange with the
                              target company or the shareholders of the target company.

USG1 or the Registrant        The corporation whose common stock
                              is the subject of this registration
                              statement.

Exchange Act                  The Securities Exchange Act of 1934,
                              as amended.

Securities Act                The Securities Act of 1933, as
                              amended.

ITEM 1A.  RISK FACTORS

     The business of USG1 is subject to numerous risk factors, including the following:

USG1 has no operating history nor revenue with minimal assets and operates at a loss. Its continuation as a going concern is dependent upon support from management or obtaining additional capital.

     USG1 has had no operating history nor any revenues or earnings from operations. USG1 has no significant assets or financial resources. USG1 has sustained losses to date and as of June 30, 2011 has accumulated losses of $26,840. In all likelihood, USG1 will continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. Since its inception, USG1 has been dependent upon the receipt of capital investment to fund its activities. The continuation of USG1 as a going concern is dependent upon financial support from its shareholders, its management or its ability to obtain necessary equity financing to continue operations, or successfully locating and negotiating with a business entity for the combination of that target company. USG1 has an outstanding unsecured note payable to its president in the amount of $2,500 bearing an interest of 0.57% per annum. There is no assurance that USG1 will be able to obtain funds sufficient to pay any continuing expenses. There is no assurance that USG1 will ever be profitable.

USG1 will seek only one business combination and as such there is no diversification of investment.

     The purpose of USG1 is to seek, and acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. USG1 may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that USG1 will be able to participate in only one potential business venture because it has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of USG1 because it will not permit USG1 to offset potential losses from one venture against gains from another.

 Company has only one director and one officer.

     The sole officer and director of USG1 is Kimi Royer. Because management consists of only one person, USG1 does not benefit from multiple judgments that a greater number of directors or officers would provide and it will rely completely on the judgment of its sole officer and director when selecting a target company. Mr. Royer anticipates devoting only a limited amount of time to the business of USG1. Ms. Royer has not entered into a written employment agreement with USG1 and she is not expected to do so. USG1 has not obtained key man life insurance on Ms. Royer and the loss of her services would adversely affect development of the business of USG1 and its likelihood of commencing operations.

The proposed operations of USG1 are speculative.

     The success of the proposed business plan of USG1 will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that USG1 will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if USG1 had more funds available to it, would be desirable. In the event USG1 completes a business combination, the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of USG1. There is no assurance that USG1 can identify a target company and consummate a business combination.

Possible classification as a penny stock.

     In the event that a public market develops for the securities of USG1 following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to USG1, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

     USG1 is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities.
A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for USG1. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than USG1 and, consequently, USG1 will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, USG1 will also compete with numerous other small public companies in seeking merger or acquisition candidates.

There is no agreement for a business combination and no minimum requirements for business combination.

     As of the original filing date of this registration statement, USG1 had no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, USG1 enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that USG1 will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company. USG1 has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which USG1 would not consider a business combination with such business entity. Accordingly, USG1 may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that USG1 will be able to negotiate a business combination on terms favorable to USG1.

Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, USG1 is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by USG1. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to USG1 at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, USG1 will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for USG1.

Regulation under Investment Company Act.

     In the event USG1 engages in business combinations which result in USG1 holding passive investment interests in a number of entities, USG1 could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, USG1 would be required to register as an investment company and could be expected to incur significant registration and compliance costs. USG1 has obtained no formal determination from the Securities and Exchange Commission as to the status of USG1 under the Investment Company Act of 1940. Any violation of such Act could subject USG1 to material adverse consequences.

Probable change in control and management.

     A business combination involving the issuance of the common stock of USG1 will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in USG1. As a condition of the business combination agreement, the shareholders of USG1 may agree to sell, transfer or retire all or a portion of their stock of USG1 to provide the target company with all or majority control. The resulting change in control of USG1 will likely result in removal of the present officer and director of USG1 and a corresponding reduction in or elimination of his participation in the future affairs of USG1.

Possible change in value of shares upon business combination.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of USG1 may increase or decrease, perhaps significantly.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination USG1 may undertake.

     Currently such a business transaction may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. USG1 intends to structure any business combination so as to minimize the federal and state tax consequences to both USG1 and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

Any potential acquisition or merger with a foreign company may create additional risks.

     If USG1 enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments positions, and in other respects. Any business combination with a foreign company may result in control of USG1 by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against USG1.

ITEM 2.  FINANCIAL INFORMATION

Plan of Operation.

     USG1 has no operations nor does it currently engage in any business activities generating revenues. USG1's principal business objective for the following 12 months is to achieve a business combination with a target company.

     USG1 anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934 and (ii) consummating an acquisition or merger. Since its inception, USG1 has been dependent upon the receipt of capital investment to fund its activities. USG1 raised $20,100 with the issuance of shares to 43 individuals. The continuation of USG1 as a going concern is dependent upon financial support from its shareholders,its management or its ability to obtain necessary equity financing to continue operations, or successfully locating and negotiating with a business entity for the combination of that target company.

     USG1 has no full time employees. Kimi Royer is the sole officer of USG1 and its sole director. Ms. Royer as president of USG1, will allocate a limited portion of her time to the activities of USG1 without compensation. Potential conflicts may arise with respect to the limited time commitment by Ms. Royer and the potential demands of the activities of USG1. USG1 has an outstanding unsecured note payable to its Ms. Royer in the amount of $2,500 bearing an interest of 0.57% per annum.

Search for Target Company

     Management of USG1 will supervise the search for target companies as potential candidates for a business combination.

     USG1 anticipates that it may enter, into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in USG1 with, or grant options on such stock to, such referring consultants. There is no minimum or maximum amount of stock or options that may be granted or paid to such consultants.

     USG1 may seek to locate a target company through solicitation.
Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods. USG1 may utilize consultants in the business and financial communities for referrals of potential target companies. However, there is no assurance that USG1 will locate a target company for a business combination.

Management of USG1

     USG1 has no full time employees. Kimi Royer is the sole officer of USG1 and its sole director. Ms. Royer is also a shareholder of USG1. Mr. Royer, as president of USG1, will allocate a limited portion of her time to the activities of USG1 without compensation. Potential conflicts may arise with respect to the limited time commitment by Ms. Royer and the potential demands of the activities of USG1.

     The amount of time spent by Ms. Royer on the activities of USG1 is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time Ms. Royer will actually be required to spend to review suitable target companies.

General Business Plan

     The purpose of USG1 is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. USG1 will not restrict its search to any specific business, industry, or geographical location and USG1 may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because USG1 has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of USG1 because it will not permit
USG1 to offset potential losses from one venture against gains from another.

     USG1 may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     USG1 has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, USG1 offers owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of USG1. In analyzing prospective business opportunities, USG1 may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors.
This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of USG1 to search for and enter into potential business opportunities.

     USG1 is subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of USG1 to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a target company which has entered into a business combination agreement may wish to take control of USG1 before the target company has completed its audit. Among other things, this will allow the target company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, USG1 will only have access to unaudited and possibly limited financial information about the target company in making a decision to combine with that company.

     USG1 will not restrict its search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which USG1 may become engaged, whether such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which USG1 may offer.

Terms of a Business Combination

     In implementing a structure for a particular business acquisition, USG1 may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a transaction, it is likely that the present management and shareholders of USG1 will no longer be in control of USG1. In addition, it is likely that the officer and director of USG1 will, as part of the terms of the business combination, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any such business combination would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In many circumstances, USG1 may wish to register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after USG1 has entered into an agreement for a business combination or has consummated a business combination and USG1 is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of USG1 may depress the market value of the securities of USG1 in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which USG1 may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     USG1 will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

     Kimi Royer, the officer and director of USG1, will provide her services without charge or repayment by USG1.

Undertakings and Understandings Required of Target Companies

     As part of a business combination agreement, USG1 intends to obtain certain representations and warranties from a target company as to its conduct following the business combination. Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

     A potential target company should be aware that the market price and trading volume of the securities of USG1, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in USG1 within the United States financial community. USG1 does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in USG1's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in USG1's securities, which may result in a significant pressure on their market price. USG1 may consider the ability and commitment of a target company to actively encourage interest in USG1's securities following a business combination in deciding whether to enter into a transaction with such company.

     A business combination with USG1 separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with USG1 normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital. USG1 may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Competition

     USG1 will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than USG1. In view of USG1's combined extremely limited financial resources and limited management availability, USG1 will continue to be at a significant competitive disadvantage compared to USG1's competitors.

ITEM 3.  PROPERTIES.

     USG1 has no properties and at this time has no agreements to acquire any properties. USG1 currently uses the offices of its president at no cost to it. It is anticipated that this arrangement will continue until USG1 completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT.

     The following table sets forth each person known by USG1 to be the beneficial owner of five percent or more of its common stock, all directors individually and all directors and officers of USG1 as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address              Amount of Beneficial
of Beneficial Owner           Ownership                Percentage of
                                                            Class (1)
------------------------      --------------------     ----------



Kimi Royer               	550,000                      8.33%
President and director

Robert Blessing                 550,000
                                                       	     8.33%

Preston Jones                   550,000                      8.33%

Roger Dredge                    350,000                      5.30%

Trevor Stephens                 350,000                      5.30%


All Executive Officers and      550,000                      8.33%
Directors as a Group
(1 Person)

(1) Based upon 6,600,000 shares of common stock outstanding.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     USG1 has one director and officer as follows:

Name                      Age        Positions and Offices Held

Kimi Royer                 41        President and director

     Set forth below is the name of the director and officer of USG1, all positions and offices with USG1 held, the period during which she has served as such, and the business experience during at least the last five years:

     Kimi Royer has served as the director, president and secretary of USG1 since its inception. Ms. Royer has been an active participant in the family's cattle farm and the related beef industry. The Royers have been in the cattle business for over 30 years. Since 2005, Ms. Royer has been active in the real estate market working for United Country Homestead from 2007 to 2008, and is a licensed real estate agent specializing in farm land receiving her real license in the State of Missouri in 2007.

     There are no agreements or understandings for the above-named officer or director to resign at the request of another person and the above-named officer and director is not acting on behalf of nor will act at the direction of any other person.

Conflicts of Interest

     Tiber Creek Corporation serves as a an advisor to USG1 and is one
of its shareholders.   Tiber Creek is also a shareholder in other "blank
check" companies which are seeking to business combinations with potential targets. Tiber Creek does not make management decisions for USG1 but will advise it on potential target business combinations if requested to do so. Tiber Creek believes that although there may be a conflict between USG1 and those other companies in which Tiber Creek is a shareholder and which are also seeking business combination opportunities such conflict may be reduced because Tiber Creek believes there are numerous such opportunities and the variety and potential differing structure of any business combination will serve to appeal differently to management of the companies.

Investment Company Act of 1940

   Although USG1 will be subject to regulation under the Securities Act and the Exchange Act, management believes USG1 will not be subject to regulation under the Investment Company Act of 1940 insofar as USG1will not be engaged in the business of investing or trading in securities.

     In the event USG1 engages in business combinations which result in it holding passive investment interests in a number of entities, it could be subject to regulation under the Investment Company Act of 1940.
In such event, USG1 would be required to register as an investment company and could be expected to incur significant registration and compliance costs. USG1 has obtained no determination from the Securities and Exchange Commission as to the status of USG1 under the Investment Company Act
of 1940.   Any violation of such Act would subject it to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

     The officer and director of USG1 does not receive any compensation for services rendered to USG1, has not received such compensation in the past, and is not accruing any compensation. However, the officer and director of USG1 anticipates receiving benefits as a beneficial shareholder of USG1 if the value of the shares of USG1 increase after a business transaction is effected as in such business transaction she will likely retain some shares in USG1 and would benefit from any such increase in share value.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by USG1 for the benefit of employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS
          AND DIRECTOR INDEPENDENCE.

     USG1 has issued a total of 6,600,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $20,100 in cash.

     Kimi Royer is the sole officer and director of USG1 and a shareholder of USG1. USG1 has an outstanding unsecured note payable to Ms. Royer in the amount of $2,500 bearing an interest of 0.57% per annum.


     USG1 is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that Ms. Royer would not be considered an independent director if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against USG1.

ITEM 9.   MARKET PRICE OF AND DIVIDENDS ON THE
REGISTRANT'S COMMON EQUITY
               AND RELATED STOCKHOLDER MATTERS.

     (a)  Market Price.  There is no trading market for USG1's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop,
that it will continue.     There is no common stock or other equity subject
to any outstanding options or warrants or any securities convertible into common stock of USG1 nor is any common stock currently being publicly offered by USG1. At the time of this registration, no shares issued by USG1are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of USG1 could offer their shares for sale pursuant to such rule. However, all the shareholders of USG1 are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     (b) Holders. The issued and outstanding shares of the common stock of USG1 were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

     (c) Dividends. USG1 has not paid any dividends to date, and has no plans to do so in the immediate future. USG1 presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon USG1's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of USG1's Board of Directors.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     Pursuant to Section 4(2) of the Securities Act of 1933, on February 27, 2010, USG1 issued 6,350,000 shares of common stock to 43 individual shareholders at an average price of $.00317 per share for cash in the amount of $20,100. On the same date, the Company issued 250,000 shares of common stock as payment for legal and consulting services at $.00317 per share for a total value of $793.

ITEM 11.  DESCRIPTION OF SECURITIES.

     The authorized capital stock of USG1 consists of 100,000,000 shares of common stock, par value $.0001 per share, of which there are 6,600,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued. The following statements relating to the capital stock set forth the material terms of the securities of USG1; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of USG1, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of USG1. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of USG1 without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, USG1 has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of USG1, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

     USG1 has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a target company will normally wish to cause USG1's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by USG1, including warrants, shares underlying warrants, and debt securities.

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

     If, after a business combination and qualification of its securities for trading, USG1 does not meet the qualifications for listing on the Nasdaq Capital Market, USG1 may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service.
Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases USG1 may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of USG1 will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, USG1 will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of USG1's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Transfer Agent

     It is anticipated that StockTrans, Inc., Ardmore, Pennsylvania will act as transfer agent for the common stock of USG1.

Additional Information

         This registration statement and all other filings of USG1 when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. USG1's certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     USG1 is a smaller reporting company in accordance with Regulation S-X.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     USG1 has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     Set forth below are the audited financial statements for USG1 for the period ended December 31, 2010 and the unaudited interim financial reports for the three month periods ending March 31, 2011 and June 30, 2011. The following financial statements are attached to this report and filed as a part thereof.


                            USG1, INC.
                 QUARTERLY FINANCIAL STATEMENTS
       --------------------------------------------


                            USG1, INC.
             INDEX TO UNAUDITED FINANCIAL STATEMENTS


                                                        Page
                                                    --------------

     Unaudited Financial Statements


          Balance Sheets                                F-1

          Statements of Operations                      F-2

          Statements of Cash Flows                      F-3

          Notes to Unaudited Financial Statements       F-4

                           USG1, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEETS
                      -----------------------

                  Assets
                  ------

                                               June 30,      December 31,
                                                 2010           2010
                                               ----------    ----------
                                               (Unaudited)    (Audited)
    Current Assets
      Cash and cashs equivalents                $      67     $       67
                                                 ---------     ---------
         Total Current Assets                          67             67
                                                 ---------     ---------

         Total Assets                           $      67     $       67
                                                 =========     =========


            Liabilities and Stockholders' Equity
            ------------------------------------


   Current Liabilities
     Accrued interest - related party            $      14    $        8
     Accrued expense                                 3,500             -
     Note payable-related party                      2,500         2,500
                                                 ---------     ---------

        Total Current Liabilities                    6,014         2,508
                                                 ----------     --------

   Stockholders' Deficit
     Preferred Stock, $.0001 par value,
     20,000,000 shares authorized,
     0 issued and outstanding                          -               -

   Common Stock, $.0001 par value,
    100,000,000 shares authorized,
    6,600,000 issued and outstanding                  660            660

   Additional paid-in capital                      20,233         20,233
   Accumulated deficit                            (26,840)       (23,334)
                                                 ----------     --------
    Total Stockholders' Deficit                    (5,947)        (2,441)
                                                 ----------     --------

   Total Liabilities and Stockholders' Deficit   $     67       $     67
                                                 =========     =========



     The accompanying notes are an integral part of financial statements.


                                 USG1, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                        For the         For the         For the	    For the     For the Period
                        3-Months        3-Months        6-Months    6-Months    from February 27,
             		Ended		Ended   	Ended	    Ended	2010 (Inception)
             		June 30, 	June 30,	June 30,    June 30, 	through June 30,
             		2011            2010        	2011	    2010	2011

Net Revenue    	       $       -        $      -       	$     -	    $     -	 $        -
                       ---------- 	-----------  	---------    ----------	 -----------

General and Administrative Expenses
 Legal and professional
     expesnes                3,500           2,500         3,500        23,293       26,793
 Bank service fees             -                33            -             33           33
                       -----------	-----------  	---------    ----------	 -----------
    Total general, selling
    and administrative
    expenses                 3,500           2,533         3,500        23,326       26,826
                       -----------	-----------  	---------    ----------	 -----------

Operating loss              (3,500)         (2,533)       (3,500)      (23.326)     (26,826)

Interest expense                (3)              -            (6)            -          (14)
                       -----------	-----------  	---------    ----------	 -----------
Net Loss before
   Income Taxes             (3,503)         (2,533)       (3,506)      (23,326)     (26,840)
                       -----------	-----------  	---------    ----------	 -----------

Net LOss               $   (3,503)      $   (2,533)     $ (3,506)    $ (23,326)  $  (26,840)
                       ===========      ===========     =========    ==========  ===========
Loss per common share-
  basic and diluted    $    (0.00)      $    (0.00)     $  (0.00)    $   (0.00)  $    (0.00)
                       ===========      ===========     =========    ==========  ===========
Weighted average shares
  outstanding, basic
  and diluted            6,600,000        6,600,000     6,600,000     6,600,000   6,600,000
                       ===========      ===========     =========    ==========  ===========

     The accompanying notes are an integral part of financial statements.

                                    F-2


                                   USG1, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                        For the         For the         For the	      For the      For the Period
                        3-Months        3-Months        6-Months      6-Months     from February 27,
             		Ended		Ended   	Ended	      Ended	   2010 (Inception)
             		June 30, 	June 30,	June 30,      June 30, 	   through June 30,
             		2011            2010        	2011	      2010	   2011
                        -------------   ------------    ----------    -----------  -------------

CASH FLOWS FROM
 OPERATING ACTIVITIES

   Net loss             $    (3,503)    $    (2,533)    $  (3,506)    $  (23,326)   $    (23.840)
   Shares issued for
    legal and consulting
    services                       -              -              -           793             793
   Adjustments to reconcile
    net loss to net cash
    provided by operating
    activities
      Increase in accrued
        interest                  3               -              6             -              14
      Increase in accrued
        expense               3,500           2,500          3,500         2,500           3,500
                        -------------   ------------    ----------    -----------  -------------
   Net cash used in
    operating activities          -             (35)             -       (20,033)        (22,533)
                        -------------   ------------    ----------    -----------  -------------

CASH FLOWS FROM
  FINANCIAL ACTIVITIES

    Proceeds from issuance
     of common stocks             -             100              -        20,100          20,100
    Proceeds from loans
     from related party           -               -              -             -           2,500
                        -------------   ------------    ----------    -----------  -------------
   Net cash provided by
    financing activities          -             100              -        20,100         22,600
                        -------------   ------------    ----------    -----------  -------------
NET DECREASE IN CASH &
  CASHS EQUIVALENTS               -              67              -            67             67
                        -------------   ------------    ----------    -----------  -------------
cASH & CASH EQUIVALENTS,
  BEGINNING BALANCE              67               -            67              -              -
                        -------------   ------------    ----------    -----------  -------------
cASH & CASH EQUIVALENTS,
  ENDING BALANCE        $        67     $        67     $      67     $        67   $         67
                        =============   ============    ==========    ===========  =============

SUPPLEMENTAL DISCLOSURES:
  Interest paid         $         -     $         -     $       -     $         -   $         -
                        =============   ============    ==========    ===========  =============
  Income taxes paid     $         -     $         -     $       -     $         -   $         -
                        =============   ============    ==========    ===========  ============



     The accompanying notes are an integral part of financial statements.

                               USG1, INC.
                  (A DEVELOPMENT STAGE COMPANY)
        NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION

USG1, Inc. ("the Company") was incorporated under the laws of the State of Delaware, U.S. on February 27, 2010. The Company intends to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company will attempt to locate and negotiate with a business enetity for the combination of that target company with it. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combtination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

No assurances can be given that USG1 will be successful in locating or negotiating with any target company.

The proposed business activities described herein classify USG1 as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statuettes, rules and regulations limiting the public sale of securities of blank check companies. USG1 will not make any efforts to cause a market to develop in its securities until such time as it has successfully implemented its business plan and is no longer classified as a blank check company.

Development Stage Risk

The Company has not earned revenues from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Accounting Standards Codification ("ASC") 915 "Development Stage Entities", which was previously
Statement of Financial Accounting Standards No. 7 ("SFAS 7"). Among the disclosures required by ASC 915 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. For the period from February 27, 2010 (inception) through June 30, 2011, the Company has accumulated losses of $26,840.

Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

NOTE 2: GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital,

                        USG1, INC.
           (A DEVELOPMENT STAGE COMPANY)
    NOTES TO UNAUDITED FINANCIAL STATEMENTS

it could be forced to cease operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management's Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, and (2) short-term borrowings from shareholders or related party when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

NOTE 3: SUMMARY OF ACCOUNTING POLICIES

Interim Financial Statements:
The unaudited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual audited financial statements. However, the information included in these interim financial statements reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations of the Company. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. These interim financial statements should be read in conjunction with the Company's audited financial statements as of December 31, 2010 and related notes included therein.

Basis of Presentation:
The accompanying financial statements have been prepared by the Company. The Company's financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Fiscal Year:
The Company's fiscal year end is December 31.

Cash and Cash Equivalents:
Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles in the Unites States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

                           USG1, INC.
                 (A DEVELOPMENT STAGE COMPANY)
         NOTES TO UNAUDITED FINANCIAL STATEMENTS

Share Based Payments:
In December, 2004, the FASB issued SFAS No. 123(R), "Share-Based
Payment", which replaces SFAS No. 123 and supersedes APB Opinion No.
25. SFAS No. 123(R) is now included in ASC 718 "Compensation   Stock
Compensation". Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees or independent contractors are required to provide services. Share-based compensation arrangements include stock options and warrants, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March, 2005, the SEC issued Staff Accounting Bulletin
No. 107 ("SAB 107") which expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS No. 123(R). Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123. To date, the Company has not adopted a stock option plan nor granted any stock options.

Advertising Costs:
The Company expenses all advertising costs in the current period. The results of future benefits from advertising are minimal based upon the type of advertising involved. To date, the Company has not incurred any advertising expenses.

Income Taxes:
Income taxes are accounted for under the assets and liabilities method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Net Loss per Common Share:
Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution of securities by including common stock equivalents, such as stock options, stock warrants and convertible preferred stock, in the weighted average number of common shares outstanding for a period, if dilutive. As of June 30, 2011 and December 31, 2010, there were no potentially dilutive securities.

Recently Issued Accounting Pronouncements:
The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

USG1, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO
UNAUDITED FINANCIAL STATEMENTS F-7
NOTE 4: STOCKHOLDERS' EQUITY

The Company is authorized to issue a total of 120,000,000 shares of stock consisting of 100,000,000 shares of Common Stock with par value of $.0001 per share and 20,000,000 shares of Preferred Stock, par value of $.0001.

On February 27, 2010 (inception), the Company issued 6,350,000 shares of common stock to 43 individual shareholders at an average price of $.00317 per share for cash in the amount of $20,100. On the same date, the Company issued 250,000 shares of common stock as payment for legal and consulting services at $.00317 per share for a total value of $793.

NOTE 5: RELATED PARTY TRANSACTIONS

The parties primarily refer to the shareholders and officers of the Company and corporate entities related to the Company through common ownership.

Note Payable
Note payable to officer amounted to $2,500 as of June 30, 2011 and December 31, 2010. The loan was borrowed from the President and Chairman of the Company on July 6, 2010 for short-term with written agreement, unsecured, and bearing an interest of 0.57% per annum.

NOTE 6: SUBSEQUENT EVENTS

In accordance with FASB Accounting Standards Codification Topic 855, "Subsequent Events", the Company has evaluated subsequent events through August 24, 2011. All subsequent events requiring recognition as of June 30, 2011, have been incorporated into these financial statements and there are no subsequent events that require disclosure.

                           USG1, INC.

                   FINANCIAL STATEMENTS AND
   REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                   DECEMBER 31, 2010

                      USG1, INC.
           INDEX TO FINANCIAL STATEMENTS


                                                             Page

Report of Independent Registered Public Accounting Firm      F-1

Financial Statements:

    Balance Sheet                                            F-2

    Statement of Operations                                  F-3

    Statement of Changes in Stockholders' Deficit            F-4

    Statement of Cash Flows                                  F-5

    Notes to Financial Statements                            F-6

KCCW
Certified Public Accountants
Registered with Public Company Accounting Oversight Board (PCAOB)


      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of USG1, Inc.:

We have audited the accompanying balance sheet of USG1, Inc. (a development stage company) (the "Company") as of December 31, 2010, and the related statement of operations, changes in stockholders' deficit, and cash flows for the period from February 27, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USG1, Inc. (a development stage company) as of December 31, 2010 and the results of their operations and their cash flows for the period from February 27, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the financial statements, the Company has been in the development stage since its inception (February 27, 2010) and continues to incur expenses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



KCCW Accountancy Corp.
Diamond Bar, California
August 24, 2011



                         KCCW Accountancy Corp.
                         22632 Golden Springs Dr.
                         #230, Diamond Bar, CA 91765, USA

      Tel: +1 909 348 7228   Fax: +1 626 529 1580   info@kccwcpa.com

                              USG1, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEET

                            December 31, 2010


                          Assets
                          ------

      Current Assets
        Cash and cash equivalents                $             67
                                                 ----------------
          Total Current Assets                   $             67
                                                 ----------------

          Total Assets                           $             67
                                                 ================



               Liabilities and Stockholders' Equity
               ------------------------------------

      Current Liabilities
        Accrued interest - related party         $              8
        Note payable - related party                        2,500
                                                 ----------------
          Total Current Liabilities                         2,508
                                                 ----------------

      Stockholders' Deficit
        Preferred stock - $.0001 par value:
         20,000,000 shares authorized, 0 shares
         issued and outstanding

        Common stock - $.0001 par value:
          100,000,000 shares authorized,
          6,600,000 shares issued and
          outstanding                                         660
        Additional paid-in capital                         20,233
        Accumulated deficit                               (23,334)
                                                 ----------------
          Total Stockholders' Deficit                      (2,441)
                                                 ----------------

          Total Liabilities
            and Stockholders' Deficit            $             67
                                                 ================



       The accompanying notes are an integral part of financial statements.

                              USG1, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF OPERATIONS
      From February 27, 2010 (Inception) through December 31, 2010




      Net Revenue                                $            -
                                                 ----------------

      General and Administrative Expenses
        Legal and professional expenses                    23,293
        Bank service fees                                      33
                                                 ----------------
          Total general, selling and
            administrative expenses                        23,326
                                                 ----------------

      Operating loss                                      (23,326)

      Interest expense                                        (8)
                                                 ----------------

      Net Loss before Income Taxes                        (23,334)

      Income TAx Expense                                      -
                                                 ----------------

      New Loss                                   $        (23,334)
                                                 ================

      Loss per common share -
         basic and diluted                       $          (0.00)
                                                 ================
      Weighted average shares outstanding,
         basic and diluated                             6,600,000
                                                 ================



   The accompanying notes are an integral part of financial statements.

                              USG1, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDERS' DEFICIT



                                                         Additional                    Total
                                   Common Stock           Paid-in      Accumulated    Stockholders'
                                Shares       Amount       Capital        Deficit       Deficit
                              ----------   ---------    ---------      -----------    -----------

Balance at February 27, 2010,              $             $             $               $
  Founders' shares             6,600,000         660       20,233                         20,893

Net loss for the period from
February 27, 2010 (inception)
through December 31, 2010              -           -           -         (23,334)        (23,334)

                              ----------   ---------    ---------      -----------     ----------

Balance at December 31, 2010   6,600,000   $     660     $ 20,233      $ (23,334)      $  (2,441)
                              ==========    ========      =======       ==========      =========


   The accompanying notes are an integral part of financial statements.

                              USG1, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF CASH FLOWS
      From February 27, 2010 (Inception) through December 31, 2010


      CASH FLOWS FROM OPERATING ACTIVITIES
         New loss                                $       (23,334)
         Shares issued for legal and
            consulting services                              793
         Adjustments to reconcile net loss to
            net cash provided by operating
            activities:
              Increase in accrued interest                     8
                                                 ----------------

         Net cash used in operating activities           (22,533)
                                                 ----------------

      CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from issuance
             of common stock                              20,100
         Proceeds from loans from related parties          2,500
                                                 ----------------

         Net cash provided by financiang activities       22,600
                                                 ----------------

      NET DECREASE IN CASH & CASH EQUIVALENTS                 67

      CASH & CASHS EQUIVALENTS, BEGINNING BALANCE              -
                                                 ----------------

      CASH & CASHS EQUIVALENTS, ENDING BALANCE   $            67
                                                 ================

      SUPPLEMENTAL DISCLOSURES:
             Interest paid                       $             -
                                                 ================
             Income taxes paid                   $             -
                                                 ================

   The accompanying notes are an integral part of financial statements.

                                USG1, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION

USG1, Inc. ("the Company") was incorporated under the laws of the State of Delaware, U.S. on February 27, 2010. The Company intends to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company will attempt to locate and negotiate with a business enetity for the combination of that target company with it. The combination will normally take the form of a merger, stock-for-stock exchange or stock-forassets exchange. In most instances the target company will wish to structure the business combtination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

No assurances can be given that USG1 will be successful in locating or negotiating with any target company.

The proposed business activities described herein classify USG1 as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. USG1 will not make any efforts to cause a market to develop in its securities until such time as it has successfully implemented its business plan and is no longer classified as a blank check company.

Development Stage Risk

The Company has not earned revenues from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Accounting Standards Codification
("ASC") 915 "Development Stage Entities", which was previously Statement of Financial Accounting Standards No. 7 ("SFAS 7"). Among the disclosures required by ASC 915 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. For the period from February 27, 2010 (inception) through December 31, 2010, the Company has accumulated losses of $23,334.

Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

NOTE 2: GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease

                            USG1, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS

operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management's Plan to Continue as a Going Concern
In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, and (2) short-term borrowings from shareholders or related party when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

NOTE 3: SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation:
The accompanying financial statements have been prepared by the Company.
The Company's financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Fiscal Year:
The Company's fiscal year end is December 31.

Cash and Cash Equivalents:
Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles in the Unites States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Share Based Payments:
In December, 2004, the FASB issued SFAS No. 123(R), "Share-Based
Payment", which replaces SFAS No. 123 and supersedes APB Opinion No. 25.
SFAS No. 123(R) is now included in ASC 718 "Compensation   Stock
Compensation". Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grantdate fair value and recognize the costs in the financial statements over the period during which employees or independent contractors are required to provide services. Share-based compensation arrangements include stock options and warrants, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March, 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") which expresses views of the staff regarding the interaction between SFAS

                       USG1, INC.
             (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS

No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS No. 123(R). Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123. To date, the Company has not adopted a stock option plan nor granted any stock options.

Advertising Costs:
The Company expenses all advertising costs in the current period. The results of future benefits from advertising are minimal based upon the type of advertising involved. To date, the Company has not incurred any advertising expenses.

Income Taxes:
Income taxes are accounted for under the assets and liabilities method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Net Loss per Common Share:
Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution of securities by including common stock equivalents, such as stock options, stock warrants and convertible preferred stock, in the weighted average number of common shares outstanding for a period, if dilutive. As of December 31, 2010, there were no potentially dilutive securities.

Recently Issued Accounting Pronouncements:
The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 4: STOCKHOLDERS' EQUITY

The Company is authorized to issue a total of 120,000,000 shares of stock consisting of 100,000,000 shares of Common Stock with par value of $.0001 per share and 20,000,000 shares of Preferred Stock, par value of $.0001. On February 27, 2010 (inception), the Company issued 6,350,000 shares of common stock to 43 individual shareholders at an average price of $.00317 per share for cash in the amount of $20,100. On the same date, the Company issued 250,000 shares of common stock as payment for legal and consulting services at $.00317 per share for a total value of $793.

                      USG1, INC.
            (A DEVELOPMENT STAGE COMPANY)
           NOTES TO FINANCIAL STATEMENTS

NOTE 5: RELATED PARTY TRANSACTIONS

The parties primarily refer to the shareholders and officers of the Company and corporate entities related to the Company through common ownership. Note Payable Note payable to officer amounted to $2,500 as of December
31, 2010. The loan was borrowed from the President and Chairman of the Company on July 6, 2010 for short-term with written agreement, unsecured, and bearing an interest of 0.57% per annum.

NOTE 6: SUBSEQUENT EVENTS
In accordance with FASB Accounting Standards Codification Topic 855, "Subsequent Events", the Company has evaluated subsequent events through August 24, 2011. All subsequent events requiring recognition as of December 31, 2010, have been incorporated into these financial statements and there are no subsequent events that require disclosure.






EXHIBIT NUMBER      DESCRIPTION

3.1      Certificate of Incorporation of USG1, Inc.

3.2      By-Laws of USG1, Inc.

3.3      Specimen stock certificate of USG1, Inc.

23.1     Consent of Independent Registered Public Accounting Firm



                                  SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                              USG1, INC.

                              By: /s/ Kimi Royer, President

Date:   October 21, 2011